                                                                       EXHIBIT 8

                      Ivins, Phillips & Barker, Chartered
                        1700 Pennsylvania Avenue, N.W.
                                   Suite 600
                          Washington, DC  20006-4704


                                  May 1, 1997



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated

J.P. Morgan & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
 as the several Initial Purchasers
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Xerox Corporation
800 Long Ridge Road
Stamford, Connecticut 06904

Ladies and Gentlemen:

        We have acted as special tax counsel for Xerox Corporation, a New York corporation (the "Company"), and Xerox Capital Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. (S)(S) 3801, et seq.) (the "Trust"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed offer to exchange up to $650,000,000 aggregate Liquidation Amount of the Trust's 8% Exchange Capital Securities (the "Exchange Capital Securities") for a like Liquidation Amount of its outstanding 8% Capital Securities (the "Original Capital Securities"), of which $650,000,000 aggregate Liquidation Amount are issued and outstanding. The Exchange Capital Securities will be guaranteed (the "Exchange Guarantee") by the Company with respect to the payment of distributions and payments upon liquidation, redemption and otherwise to the extent set forth in the Prospectus (the "Prospectus") filed as part of the Registration Statement.

        In connection with the offer to exchange the Exchange Securities for the Original Capital Securities, the Company will also offer to exchange $650,000,000 aggregate principal amount of its 8% Exchange Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Exchange Junior Subordinated Debentures") for a like
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May 1, 1997                                                           Page 2



aggregate principal amount of its 8% Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Original Junior Subordinated Debentures"), which were purchased by the Trust with the proceeds of the issuance of the Original Capital Securities. Like the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be registered under the Securities Act.

        Capitalized Terms used but not defined herein have the definitions assigned them in the Prospectus.

        It is our opinion that if the offer and sale of the Exchange Capital Securities are conducted in the manner described in the Prospectus and if the terms of Exchange Capital Securities are as contemplated by the Prospectus, then the statements under the caption "Certain Federal Income Tax Consequences" in the Prospectus correctly describe certain United States Federal income tax consequences resulting from the purchase, ownership and disposition of the Exchange Capital Securities by an initial holder thereof subject to United States income taxation, based upon current law.

        Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Exchange Capital Securities or of any transactions related to or contemplated by such issuance. This opinion is solely for your benefit. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        IVINS, PHILLIPS & BARKER, CHARTERED


                                        By: /s/ Peter M. Daub
                                            ----------------------------
                                            Peter M. Daub